Exhibit (i)(13)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

*
Request of Hearing	*	SEC File No. 70-10059
Additional Question	*
*

     I sent a request for a hearing on April 5, 2002. Xcel Energy Inc. filed a Form U-1/A on April 9, 2002 for File No. 70-10059 that just came to my attention. There is information in the Form U-1/A that raises a new question that I would like to add to the list of questions to be answered in a hearing.

Can a company add “Minority Interests” to common equity when the company measures the ratio of common equity to total capitalization?

     Exhibit 1 to Form U-1/A shows that Xcel Energy Inc. had only 27.6% of common stock in its capitalization as of December 31, 2001. Xcel’s merger or financing authorizations under the Public Utility Holding Company Act require 30% common equity in Xcel Energy Inc.’s total capitalization. The only way that Xcel can show 30% common equity as of December 31, 2001 is to add “Minority Interests” to common equity. I don’t believe it’s sound accounting to include Minority Interests in a calculation of common equity. Because of all of the accounting problems in companies today, I would like to add this question to the list of questions to be answered in a hearing.

/s/ Elizabeth H. Smith Elizabeth H. Smith 1424 Oxford Road Charlottesville, Virginia 22903 Telephone: 434-974-6245

AFFIDAVIT

     I hereby attest that on this 12th day of April, 2002, I provided a copy of the Request for Hearing and Additional Question to the parties listed below by

FAX:

Secretary
U.S. Securities and Exchange Commission
Washington, DC 20549-0609
FAX: 202-942-9651

Gary R. Johnson
Vice President and General Counsel
Xcel Energy
800 Nicollet Mall
Minneapolis, Minnesota 55402
FAX: 612-215-4501

NRG Acquisition Company, LLC
800 Nicollet Mall
Minneapolis, Minnesota 55402
FAX: 612-215-4501

Peter D. Clarke
Debra J. Schnebel
Jones, Day, Reavis & Pogue
77 West Wacker
Suite 3500
Chicago, Illinois 60601
FAX: 312-782-8585

/s/ Elizabeth H. Smith Elizabeth H. Smith 1424 Oxford Road Charlottesville, Virginia 22903